As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-217234

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

(See Table of Additional Registrants)

Delaware	76-0423828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 332-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Viki King Blinderman

Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

(713) 332-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nick D. Nicholas

Porter Hedges LLP

1000 Main, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6674

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Debt Securities(2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(3)
Warrants
Subscription Rights
Purchase Contracts
Units
Guarantees of Debt Securities(4)
Total			$350,000,000(5)	$40,565(6)(7)

(1)	The securities registered consist of $350,000,000 of an indeterminate number or amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts and Units, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $350,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above.
(2)	If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $350,000,000 less the offering price of any security previously issued hereunder.
(3)	Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(4)	Subsidiaries of Carriage Services, Inc. named as Additional Registrants may fully, irrevocably and unconditionally guarantee, on an unsecured basis, the Debt Securities. Pursuant Rule 457(n), no separate registration fee is payable with respect to the Guarantees of Debt Securities.
(5)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(6)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(7)	Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, and Compliance and Disclosure Interpretation 212.26, the filing fee due for this registration statement is being offset in its entirety by the $45,080 filing fee previously paid with respect to the registrant’s registration statement on Form S-3 (file no. 333-195083) initially filed on April 7, 2014 and declared effective on April 25, 2014 (the “Prior Registration Statement”), which registered an aggregate of $350,000,000 of securities that were not sold. Accordingly, the securities registered under the Prior Registration Statement are deemed deregistered upon the filing of this Pre-Effective Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Carriage Services, Inc. are additional registrants under this registration statement:

Exact Name of Additional Registrants	State of Incorporation or Organization	I.R.S Employer Identification Number
Carriage Funeral Holdings, Inc.	Delaware	76-0339922
CFS Funeral Services, Inc.	Delaware	76-0386580
Carriage Holding Company, Inc.	Delaware	76-0393194
Carriage Funeral Services of Michigan, Inc.	Michigan	38-3149715
Carriage Funeral Services of Kentucky, Inc.	Kentucky	61-1015339
Carriage Funeral Services of California, Inc.	California	76-0517196
Carriage Cemetery Services of Idaho, Inc.	Idaho	82-0210596
Wilson & Kratzer Mortuaries	California	94-2677490
Rolling Hills Memorial Park	California	94-1495168
Carriage Services of Connecticut, Inc.	Connecticut	06-1491781
CSI Funeral Services of Massachusetts, Inc.	Massachusetts	04-3406556
CHC Insurance Agency of Ohio, Inc.	Ohio	76-0584854
Carriage Services of New Mexico, Inc.	New Mexico	76-0585891
Forastiere Family Funeral Service, Inc.	Massachusetts	76-0615410
Carriage Cemetery Services, Inc.	Texas	76-0592642
Carriage Services of Oklahoma, L.L.C.	Oklahoma	76-0590850
Carriage Services of Nevada, Inc.	Nevada	76-0595471
Hubbard Funeral Home, Inc.	Maryland	53-0226299
Carriage Team California (Cemetery), LLC	Delaware	76-0627583
Carriage Team California (Funeral), LLC	Delaware	76-0627584
Carriage Team Florida (Cemetery), LLC	Delaware	76-0627585
Carriage Team Florida (Funeral), LLC	Delaware	76-0627586
Carriage Services of Ohio, LLC	Delaware	76-0627588
Carriage Team Kansas, LLC	Delaware	76-0627587
Carriage Municipal Cemetery Services of Nevada, Inc.	Nevada	76-0635742
Carriage Cemetery Services of California, Inc.	California	76-0634987
Carriage Insurance Agency of Massachusetts, Inc.	Massachusetts	76-0644470
Carriage Internet Strategies, Inc.	Delaware	76-0642158
Carriage Management, Inc.	Delaware	76-0651824
Cochrane’s Chapel of the Roses, Inc.	California	68-0458642
Horizon Cremation Society, Inc.	California	76-0653256
Carriage Life Events, Inc.	Delaware	76-0667598
Carriage Pennsylvania Holdings, Inc.	Delaware	76-0695818
Carriage Funeral Management, Inc.	Delaware	76-0695815
Carriage Florida Holdings, Inc.	Delaware	76-0695816
Cloverdale Park, Inc.	Idaho	82-0251267
Cataudella Funeral Home, Inc.	Massachusetts	04-2588311
Carriage Services Investment Advisors, Inc.	Delaware	45-5172629
Carriage Merger VI, Inc.	Delaware	45-5172743
CSRE Holdings, Inc.	Delaware	45-5172787
PNCA, Inc.	Delaware	45-5172856
Carriage Operations, Inc.	Delaware	45-5172914
Carriage Services of Tennessee, Inc.	Delaware	45-5195328
Carriage Services of Louisiana, Inc.	Louisiana	45-4566991

The address and telephone number for each of the additional registrants’ principal executive office is c/o Carriage Services, Inc. 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; telephone (713) 332-8400.

The name, address and telephone number for the agent for service of each additional registrant is Viki King Blinderman, Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary, c/o Carriage Services, Inc. 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; telephone (713) 332-8400.

Explanatory Note

Carriage Services, Inc. is hereby filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-217234), originally filed on April 10, 2017 (the “Registration Statement”), solely to replace the facing page in order to revise footnote 7 to the fee table originally filed with the Registration Statement. Accordingly, this Pre-Effective Amendment No. 1 consists only of the facing page, which includes the revised footnote 7, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement and the consent of Grant Thornton LLP filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Pre-Effective Amendment No. 1.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1	Asset Sale Agreement, dated as of March 3, 2014, by and among Carriage Services of Louisiana, Inc., Carriage Funeral Holdings, Inc., SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virgina, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed March 5, 2014.

4.1	Indenture, dated as of March 19, 2014, by and among Carriage Services, Inc. and Wilmington Trust, National Association, as Trustee. Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 19, 2014.

4.2	Form of Senior Debt Indenture.**

4.3	Form of Subordinated Debt Indenture.**

4.4	Form of Senior Debt Securities.*

4.5	Form of Subordinated Debt Securities.*

4.6	Form of Warrant Agreement, including form of Warrant.*

4.7	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.8	Form of Purchase Contract.*

4.9	Form of Unit Agreement.*

4.10	Form of Pledge Agreement.*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Share.*

5.1	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.**

5.2	Opinion of Neil Verma, Legal Counsel of Carriage Services, Inc.**

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Grant Thornton LLP+

23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).**

23.3	Consent of Neil Verma (included in Exhibit 5.2).**

24.1	Power of Attorney (contained in signature pages).**

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.***

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture. ***

*	Carriage will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to Carriage as to the legality of the securities offered hereby or (iv) any required opinion of counsel to Carriage as to certain tax matters relative to securities offered hereby.
**	Previously filed.
***	To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE SERVICES, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Senior Vice President, Principal Financial
Officer, Chief Accounting Officer and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary (Principal Financial Officer)	April 19, 2017

* Adeola Olaniyan	Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	April 19, 2017

* Donald D. Patteson Jr.	Director	April 19, 2017

* James R. Schenck	Director	April 19, 2017

* Barry K. Fingerhut	Director	April 19, 2017

* Bryan D. Leibman	Director	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE MANAGEMENT, INC.
COCHRANE’S CHAPEL OF THE ROSES, INC.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CLOVERDALE PARK, INC.
CATAUDELLA FUNERAL HOME, INC.
CARRIAGE MERGER VI, INC.
CSRE HOLDINGS, INC.
PNCA, INC.
CARRIAGE OPERATIONS, INC.
CARRIAGE SERVICES OF TENNESSEE, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer and President (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Carl Benjamin Brink	Director	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC
CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer and President (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President, Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Carl Benjamin Brink	Vice President, Treasurer and Manager	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Bruce Francis	President and Director (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Carl Benjamin Brink	Vice President and Treasurer	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Carl Benjamin Brink	Vice President, Treasurer and Director	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

FORASTIERE FAMILY FUNERAL SERVICE, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Frank A. Forastiere	President, Clerk and Director	April 19, 2017

* Carl Benjamin Brink	Vice President, Treasurer and Director	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.

By:	/s/ Viki King Blinderman
Viki King Blinderman,
Vice President and Secretary

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer and President (Principal Executive Officer)	April 19, 2017

/s/ Viki King Blinderman Viki King Blinderman	Vice President, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* Frank A. Forastiere	Treasurer and Director	April 19, 2017

* JoAnn Skiba	Clerk and Director	April 19, 2017

* By:	Viki King Blinderman
Viki King Blinderman Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE SERVICES INVESTMENT ADVISORS, INC.

By:	/s/ Carl Benjamin Brink
Carl Benjamin Brink,
Treasurer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 19, 2017

/s/ Carl Benjamin Brink Carl Benjamin Brink	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* By:	Carl Benjamin Brink
Carl Benjamin Brink Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 19th day of April, 2017.

CARRIAGE SERVICES OF LOUISIANA, INC.

By:	/s/ Carl Benjamin Brink
Carl Benjamin Brink,
Vice President and Treasurer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Melvin C. Payne	President, Secretary and Chairman of the Board (Principal Executive Officer)	April 19, 2017

/s/ Carl Benjamin Brink Carl Benjamin Brink	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 19, 2017

* By:	Carl Benjamin Brink
Carl Benjamin Brink Attorney-in-Fact